EXHIBIT 5.1

                                 BRYAN CAVE LLP
                           1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104

                                                        November 3, 2005
Activision, Inc.
3100 Ocean Park Boulevard
Santa Monica, California 90405

Re:  Activision, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

We are rendering this opinion in connection with the registration by Activision, Inc., a Delaware corporation (the "Company"), of 1,600,000 shares (the "Shares") of its Common Stock, par value $.000001 per share, under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the above-referenced Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 3, 2005 (the "Registration Statement"). The Shares are reserved for issuance upon the exercise of options or other awards granted under the Company's 2002 Employee Stock Purchase Plan (the "Plan").

We are familiar with the Amended and Restated Certificate of Incorporation, as amended, and the Second Amended and Restated By-laws of the Company and have examined copies of the Registration Statement, the Plan, the resolutions adopted by the Company's Board of Directors, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, evidence of corporate action, certificates and other instruments, and have made such other investigations of law and fact, as we have deemed necessary or appropriate for the purposes of this opinion.

Based on the foregoing, and upon such further investigation as we have deemed relevant, we are of the opinion that the Shares, when issued in accordance with the terms of the Plan, including payment of the applicable purchase price, will be duly authorized, validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Shares and to the use of our name wherever appearing in the Registration Statement and any amendment thereto. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

BRYAN CAVE LLP